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Exhibit 99.2

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS

I.     Purpose

        The Nominating and Corporate Governance Committee of CompuCredit Corporation (the "Company") shall provide assistance to the Board of Directors (the "Board") in fulfilling its responsibilities to the shareholders by:

  •
  Identifying individuals qualified to become directors, consistent with criteria approved by Board, and recommending to the Board for selection the candidates for all directorships to be filled by the Board or by the shareholders;

  •
  Developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

  •
  Overseeing the evaluation of the Board and management.

II.    Structure and Operations

Composition and Qualifications

        All members of the Nominating and Corporate Governance Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. (the "Nasdaq") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

Appointment and Removal

        The members of the Nominating and Corporate Governance Committee shall be designated by the Board annually and each member shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Nominating and Corporate Governance Committee may be removed from the Committee, with or without cause, by a majority vote of the Board.

        Unless a Chairperson is designated by the Board, the members of the Nominating and Corporate Governance Committee shall designate a Chairperson by majority vote of the full Nominating and Corporate Governance Committee membership. The Chairperson will chair all sessions of the Nominating and Corporate Governance Committee and set the agendas for Nominating and Corporate Governance Committee meetings.

Delegation to Subcommittees

        In fulfilling its responsibilities, the Nominating and Corporate Governance Committee may delegate its responsibilities to a subcommittee of the Nominating and Corporate Governance Committee and, to the extent not expressly reserved to the Nominating and Corporate Governance Committee by the Board or by applicable law, rule or regulation, to any other committee consisting entirely of directors who meet the independence requirements of the Nasdaq and the rules and regulations of the SEC.

III.  Meetings

        The Nominating and Corporate Governance Committee shall ordinarily meet at least two times annually, or more frequently as circumstances dictate. Any member of the Nominating and Corporate Governance Committee may call meetings of the Nominating and Corporate Governance Committee.

        Any director of the Company who is not a member of the Nominating and Corporate Governance Committee may attend meetings of the Nominating and Corporate Governance Committee; provided,

however, that any director who is not a member of the Nominating and Corporate Governance Committee may not vote on any matter coming before the Nominating and Corporate Governance Committee for a vote. The Nominating and Corporate Governance Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Nominating and Corporate Governance Committee may meet in executive session, as the Nominating and Corporate Governance Committee deems necessary or appropriate.

IV.    Responsibilities and Duties

        The following functions shall be the common recurring activities of the Nominating and Corporate Governance Committee in carrying out its purpose as set forth in Section I of this Charter. These functions should serve as a guide with the understanding that the Nominating and Corporate Governance Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Nominating and Corporate Governance Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Nominating and Corporate Governance Committee outlined in Section I of this Charter.

        To fulfill its responsibilities and duties, the Nominating and Corporate Governance Committee shall:

Board Composition, Evaluation and Compensation

  (1)
  Establish criteria for the selection of new directors to serve on the Board.

  (2)
  Identify individuals believed to be qualified as candidates to serve on the Board and recommend that the Board select the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. In addition, the Nominating and Corporate Governance Committee shall review and make recommendations to the Board whether members of the Board should stand for re-election.

  (3)
  Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. In that connection, the Nominating and Corporate Governance Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

  (4)
  Review and make recommendations, as the Nominating and Corporate Governance Committee deems appropriate, regarding the qualifications for Board membership and the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

  (5)
  Recommend each year to the Board compensation and benefits for directors.

  (6)
  Develop and recommend to the Board for its approval procedures for an annual evaluation of the Board and management. The Nominating and Corporate Governance Committee shall oversee the annual evaluation of the Board.

  (7)
  Select, retain, terminate and/or replace, as needed, recruiters to assist the Nominating and Corporate Governance Committee in identifying candidates. In that connection, in the event the Nominating and Corporate Governance Committee retains a recruiter, the Nominating and Corporate Governance Committee shall have the sole authority to approve such recruiter's fees and other retention terms.

Committee Selection and Composition

  (1)
  Recommend members of the Board to serve on the committees of the Board, giving consideration to rotation of committee membership and the criteria for service on each committee as set forth in the charter for such committee, as well as to any factors the Nominating and Corporate Governance Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

Corporate Governance

  (1)
  Periodically review the charter and composition of each committee of the Board and make recommendations to the Board for the adoption of revisions to the committee charters, the creation of additional committees or the elimination of Board committees.

  (2)
  Consider the adequacy of the governing documents of the Company and recommend to the Board, as conditions dictate, that the Board adopt amendments to the governing documents.

  (3)
  Develop and recommend to the Board a set of corporate governance principles and guidelines and keep abreast of developments with respect to corporate governance to enable the Nominating and Corporate Governance Committee to make recommendations to the Board in light of such developments as may be appropriate.

  (4)
  Consider policies relating to meetings of the Board. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Reports

  (1)
  Report regularly to the Board (i) following meetings of the Nominating and Corporate Governance Committee, (ii) with respect to such other matters as are relevant to the Nominating and Corporate Governance Committee's discharge of its responsibilities and (iii) with respect to such recommendations as the Nominating and Corporate Governance Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Nominating and Corporate Governance Committee designated by the Nominating and Corporate Governance Committee to make such report.

  (2)
  Maintain minutes and other records of meetings and activities of the Nominating and Corporate Governance Committee, as appropriate under applicable law.

V.     Annual Performance Evaluation

        The Nominating and Corporate Governance Committee shall perform an evaluation, at least annually, of the performance of the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Nominating and Corporate Governance Committee considers necessary or appropriate. The Nominating and Corporate Governance Committee shall conduct such evaluation and reviews in such manner as it deems appropriate.

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CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS